UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/08/2006

ASG Consolidated LLC
(Exact name of registrant as specified in its charter)

Commission File Number:  333-123636

Delaware	20-1741364
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2025 First Avenue, Suite 900
Seattle, Washington 98121
(Address of principal executive offices, including zip code)

(206) 374-1515
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 8, 2006, the Registrant amended and restated employment agreements for certain of its executive officers. Specifically, each of Bernt O. Bodal, Brad Bodenman and Matthew Latimer amended and restated their respective employment agreements with American Seafoods Group LLC, and John Cummings amended and restated his employment agreement with American Pride Seafoods LLC.

The new employment agreements each have an initial term through December 31, 2011 and are subject to automatic extensions for succeeding terms of one year each unless terminated by delivery of notice by either party in accordance with the terms of such agreements. Each executive is guaranteed a minimum base salary and is entitled to participate in all annual incentive plans, profits participation plans, equity-based incentive plans and other bonus and compensation plans offered to other employees of the executive's rank. The agreements also contain confidentiality, non-compete, non-solicit, non-disparagement and invention assignment provisions.

If the employer terminates any of these executives' employment with cause or if any of these executives terminates his employment without good reason, the departing executive is entitled only to payment of his unpaid base salary for the period prior to termination. If an executive's employment terminates because of his death, or the employer terminate the executive's employment upon his disability, then the executive is entitled to his unpaid salary and a pro-rated share of any annual cash bonus to which he would otherwise have been entitled in respect of the year during which termination occurred. If the employer terminates an executive's employment for any other reason or if the executive terminates for good reason, he is entitled to all of the amounts referred to in the preceding sentence, as well as severance compensation equal to the amount of his actual aggregate base salary for the 12 month period immediately prior to such termination payable over a 24 month period (except for Mr. Latimer, whose severance is payable over a 12 month period).

Copies of the employment agreements, each dated November 8, 2006, are attached hereto as Exhibits 10.1 - 10.4 and are incorporated into this Item 5.02 by reference.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits

10.1    Amended and Restated Employment Agreement among American Seafoods, L.P., American Seafoods Group LLC and Bernt O. Bodal dated November 8, 2006.

10.2    Amended and Restated Employment Agreement among American Seafoods, L.P., American Seafoods Group LLC and Brad Bodenman dated November 8, 2006.

10.3    Amended and Restated Employment Agreement among American Seafoods, L.P., American Seafoods Group LLC and Matthew Latimer dated November 8, 2006.

10.4    Amended and Restated Employment Agreement among American Seafoods, L.P., American Seafoods International LLC, American Pride Seafoods LLC and John D. Cummings dated November 8, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASG Consolidated LLC

Date: November 14, 2006	By:	/s/ Brad Bodenman
Brad Bodenman
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Employment Agreement for Mr. Bernt O. Bodal
EX-10.2	Employment Agreement for Mr. Brad Bodenman
EX-10.3	Employment Agreement for Mr. Matthew Latimer
EX-10.4	Employment Agreement for Mr. John Cummings